                                                                  EXHIBIT 1.(d).

                             ARTICLES SUPPLEMENTARY
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              HOMESTEAD FUNDS, INC.


        Pursuant to Section 2-208 et seq. of the Maryland General Corporation Act and as authorized by resolution of its Board of Directors, Homestead Funds, Inc. (the "Corporation") hereby files these Articles Supplementary to its Articles of Incorporation.

        1. Pursuant to the authority contained in Paragraphs A and B of Article FIFTH of the Articles of Incorporation of the Corporation, authorized and unissued shares of stock of the Corporation are hereby reclassified into the following classes, par value $0.01 per share, as follows:

Class                                               Authorized Number of Shares
-----                                               --------------------------
Value Fund                                                100,000,000

Daily Income Fund                                         200,000,000

Short-Term Bond Fund                                      200,000,000

Short-Term Government                                     100,000,000
      Securities Fund

Small Company Stock Fund                                  100,000,000

Stock Index Fund                                          100,000,000

NASDAQ 100 Fund                                           100,000,000

International Stock Index Fund                            100,000,000.

        2. Each share of stock in each class shall have the same preferences, rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption specified in Paragraph E of Article FIFTH of the Corporation's Articles of Incorporation, as may be amended from time to time.

        IN WITNESS WHEREOF, these Articles Supplementary have been signed and acknowledged below by the President and attested to by the Vice-President of the Corporation on this 5th day of October, 2000.

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: Oct. 23, 2000.

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ MAE STILL, Custodian

This stamp replaces our previous certification system. Effective: 6/95

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                                                                          Page 2


                                                    /s/ DAVID METZ
                                                    ----------------------------
                                                    David Metz, President

ATTEST:


/s/  WILLIAM P. McKEITHAN
---------------------------------------
  William P. McKeithan, Vice-President


I, Catherine M. Blushi, AssistantSecretary to the Corporation, being duly sworn, do hereby verify that the above Articles Supplementary were approved by unanimous action of the Board of Directors of the Corporation by unanimous consent in lieu of a meeting effective October 5, 2000 and do hereby certify the matter and facts set forth in the Articles Supplementary with respect to authorization and approval.



                                                 /s/ CATHERINE BLUSHI
                                               --------------------------
                                                  Catherine M. Blushi
                                                  Assistant Secretary